SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
July 15, 2003

Glacier Bancorp, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

000-18911	81-0519541

(Commission File Number)	IRS Employer Identification No.

P.O. Box 27
49 Commons Loop
Kalispell, MT 59901
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: 406-756-4200

Item 2. Acquisition or Disposition of Assets
Item 7. Financial Statements, Pro Forma, Financial Information, and Exhibits
SIGNATURES
EXHIBIT 99

Item 2. Acquisition or Disposition of Assets

          Effective July 15, 2003, Glacier Bancorp, Inc. (“Glacier”) completed its pending acquisition of Pend Oreille Bancorp. The acquisition was accomplished pursuant to a Plan and Agreement of Merger, dated as of April 24, 2003 (the “Agreement”) by which Pend Oreille Bancorp merged with and into Glacier and Pend Oreille Bank merged with and into Glacier’s Idaho bank subsidiary, Mountain West Bank. A copy of the Press Release is attached as Exhibit 99 to this Report.

Item 7. Financial Statements, Pro Forma, Financial Information, and Exhibits

          Not Applicable

(c)     Exhibits.

(99)	Press Release dated July 15, 2003 issued by Glacier and Pend Oreille Bancorp announcing the completion of the acquisition.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 15, 2003

GLACIER BANCORP, INC.

	By	/s/ Michael J. Blodnick

Michael J. Blodnick, President and
Chief Executive Officer